EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
                                   NELX, Inc.



SUBSIDIARIES OF REGISTRANT                            STATE OF INCORPORATION
--------------------------                            ----------------------
1)  Jacobs & Company                                  West Virginia

2)  FS Investments, Inc                               West Virginia

     a)   Triangle Surety Agency, Inc.                West Virginia
          (a wholly-owned subsidiary of
          FS Investments, Inc.)

3)  Crystal Mountain Water, Inc.                      Arkansas






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